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                                                                    Exhibit 10.7

                        COMPANY INDEMNIFICATION AGREEMENT


         This Company Indemnification Agreement ("Agreement") is dated as of the _____ day of _______________, 1998, by and between ESSEF CORPORATION, an Ohio corporation ("Essef") and ANTHONY & SYLVAN POOLS CORPORATION, an Ohio corporation ("A&S").

RECITALS

         WHEREAS, Essef has numerous direct and indirect subsidiaries, and it provides or causes others to provide certain financial, management and other services to those subsidiaries;

         WHEREAS, as of the date of this Agreement, A&S is an indirect, wholly-owned subsidiary of Essef;

         WHEREAS, A&S intends to issue 20% or less of its outstanding shares in an initial public offering and subsequently Essef intends to distribute to its shareholders the A&S common stock that Essef owns in a tax-free spinoff under Internal Revenue Code Section 355;

         WHEREAS, Essef has entered into asset purchase agreements pursuant to which Essef agreed to certain indemnification and other obligations relating to the assets and operations of swimming pool businesses it or its subsidiaries purchased ("Purchase Agreements");

         WHEREAS, the corporate structure of Essef and the relationship of A&S to its ultimate parent may have led to situations in which either Essef or A&S may incur costs, expenses or liabilities that are attributable to the other ("General Costs");

         WHEREAS, each of Essef and A&S desire to indemnify and hold the other party harmless from and against certain of such obligations and/or liabilities;

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties to this Agreement hereby agree as follows:

         Section 1. INDEMNIFICATION BY A&S. A&S, for itself, its successors and its assigns, does hereby agree to indemnify and hold harmless Essef and its direct and indirect subsidiaries other than A&S from and against any and all claims, losses, liabilities, costs, damages, demands, charges and expenses (including without limitation legal and other professional fees) which they might incur or which may be charged against them in any way: (a) based upon, connected with or arising out of the Purchase Agreements or General Costs attributable to A&S; (b) as a result of any act or omission on the part of the A&S after the date hereof to the extent that such act or omission results in the distribution by Essef to its shareholders of A&S common stock being treated as a taxable distribution under the Internal Revenue Code; or (c) as a result of any act or omission on the part of A&S or any of its officers, directors, employees, representatives or agents after the date hereof to the extent that such act or omission results in any claims, losses, liabilities, costs, damages, demands, charges and expenses (including without limitation legal


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and other professional fees) which Essef or any of its direct or indirect subsidiaries other than A&S might incur or which may be charged against them in any way.

         Section 2. INDEMNIFICATION BY ESSEF. Essef, for itself, its successors and its assigns, does hereby agree to indemnify and hold harmless A&S and all of its subsidiaries from and against any and all claims, losses, liabilities, costs, damages, demands, charges and expenses (including without limitation legal and other professional fees) which they might incur or which may be charged against them in any way based upon, connected with or arising out of:
(a) General Costs attributable to Essef or any subsidiary of Essef other than A&S (b) any agreements or instruments other than the Purchase Agreements; or (c) any act or omission on the part of Essef or any of its direct or indirect subsidiaries other than A&S or any of their officers, directors, employees, representatives or agents after the date hereof to the extent that such act or omission results in any claims, losses, liabilities, costs, damages, demands, charges and expenses (including without limitation legal and other professional fees) which A&S might incur or which may be charged against it in any way.

         Section 3. NOTICE OF CLAIMS. The party seeking indemnification under any provision of this Agreement (the "Indemnified Party") shall notify the party against whom indemnification is sought (the "Indemnifying Party") in writing of any claim for indemnification, specifying in detail the basis of such claim, the facts pertaining thereto and, if known, the amount, or an estimate of the amount, of the liability arising therefrom; provided however, that failure to give such notice shall not affect the indemnification provided hereunder so long as the Indemnifying Party as promptly as practicable thereafter receives all information and documentation necessary to support and verify the claim asserted and the Indemnifying Party shall be given reasonable access to all books and records in the possession or control of the Indemnified Party or any of its affiliates which the Indemnifying Party reasonably determines to be related to such claim.

         Section 4. DEFENSE. If the facts giving rise to a right to indemnification arise out of the claim of any third party, or if there is any claim against a third party, the Indemnifying Party may assume the defense or the prosecution thereof, including the employment of counsel, at its cost and expense. The Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate therein, but the fees and expenses of such counsel employed by the Indemnified Party shall be at its expense. The Indemnifying Party shall not be liable for any settlement of any such claim effected without its prior written consent which consent shall not be unreasonably withheld.

         Section 5. APPLICABLE LAW. This Agreement shall be construed under the laws of the State of Ohio and the rights and obligations of the parties shall be determined under the substantive law of Ohio, without giving effect to Ohio's conflict of law rules or principles.

         Section 6. NOTICES. Any notice and other communication hereunder shall be in writing and shall be effective and deemed to have been properly given (i) on the third day after it is mailed postage prepaid, by certified first class mail, return receipt requested, addressed to a party; (ii) when it is hand or courier delivered; or (iii) when it is sent by telecopy with receipt confirmed, as follows:



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         (a)      If to Essef to:

                  Essef Corporation
                  220 Park Drive
                  Chardon, OH 44024
                  Telecopy: 440-286-2206
                  Attention:  Chief Executive Officer

         (b)      If to A&S to:

                  Anthony & Sylvan Pools Corporation
                  c/o Essef Corporation
                  220 Park Drive
                  Chardon, OH  44024
                  Telecopy:  440-285-7946
                  Attention:  Chief Executive Officer

Any party may from time to time designate another address to which notice or other communication shall be addressed or delivered to such party and such new designation shall be effective on the later of (i) the date specified in the notice or (ii) receipt of such notice by the intended recipient.

         Section 7. ASSIGNABILITY. Neither party hereto shall assign this Agreement in whole or in part without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld.

         Section 8. SEVERABILITY. If any term or condition of this Agreement shall be held invalid in any respect, such invalidity shall not affect the validity of any other term or condition hereof.

         Section 9. AMENDMENT OR MODIFICATION. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties, or in the case of a waiver, by the party waiving compliance.

         Section 10. CONSTRUCTION. Descriptive headings to sections are for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement.



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         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties as of the date first written above.

                                  ESSEF CORPORATION



                                  By:
                                     ----------------------------------------

                                  Name:
                                       --------------------------------------

                                  Title:
                                        -------------------------------------

                                  ANTHONY & SYLVAN POOLS CORPORATION



                                  By:
                                     ----------------------------------------

                                  Name:
                                       --------------------------------------

                                  Title:
                                        -------------------------------------



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